EXHIBIT NO. 99.(i) 3

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 42 to the Registration Statement (File Nos. 2-96738 and 811-4253) (the “Registration Statement”) of MFS® Series Trust XV (the “Trust”), of my opinion dated October 10, 2008, appearing in Post-Effective Amendment No. 30 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on October 10, 2008.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

May 24, 2010